Exhibit 10-4-9

TEGNA INC.
DEFERRED COMPENSATION PLAN
RULES FOR POST-2004 DEFERRALS
Restated as of January 1, 2005

Amendment No. 8

Effective January 1, 2018, TEGNA Inc. hereby amends the TEGNA Inc. Deferred Compensation Plan Rules for Post-2004 Deferrals, restated as of January 1, 2005 (the “Plan”), as follows:

1.The first sentence in Section 5.2 of the Plan is amended be replacing such sentence with the following:

Effective January 1, 2017, employees who satisfy all of the following requirements are eligible to receive benefits under this Article 5: (i) the employee has a position of Manager Level 7 or above for the Company or a Participating Affiliate and is treated as a highly compensated employee under the Qualified Plan for the current Qualified Plan year; (ii) the employee is an active participant in the Savings Plan for the Plan Year and receives Matching and/or Employer Contributions under the Savings Plan; (iii) the employee’s Compensation for the Plan Year exceeds the compensation limit imposed under Code Section 401(a)(17); provided that Designated Sliding Scale Participants shall not have to satisfy this compensation test to receive the sliding scale credits set forth in Section 5.4; and (iv) the employee is not accruing benefits under Gannett’s Supplemental Retirement Plan for the Plan year.
2.Section 5.2 of the Plan is amended be adding the following new definition to such Section after the definition of “Compensation”:

“Designated Sliding Scale Participant” shall mean a Participant who satisfies the eligibility requirements for receiving a sliding scale contribution under the Section 3.7 of the Qualified Plan.
3.Section 5.4 is amended by adding the following new paragraph after the first paragraph of such Section:

Effective for Plan years commencing on or after January 1, 2017, and in lieu of the sliding scale contribution that would have otherwise been credited to the Participant under the preceding paragraph, Designated Sliding Scale Participants who do not receive a sliding scale contribution under the Qualified Plan to facilitate the Qualified

Plan’s satisfaction of IRS nondiscrimination tests shall be credited with a sliding scale contribution under this Plan equal to what they would have received under applicable sliding scale contribution that would have applied to them under the Qualified Plan ignoring Code Section 401(a)(17) limits on compensation and taking into account salary or bonus amounts that an employee elects to defer into this Plan.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment No. 8 to the TEGNA Inc. Deferred Compensation Plan Rules for Post-2004 Deferrals to be executed by its duly authorized officer as of November 7, 2017.
TEGNA INC.

By:
Name: Todd A. Mayman
Title: Executive Vice President